                                                                   EXHIBIT 10.21



CONFIDENTIAL TREATMENT REQUESTED
UNDER C.F.R. SECTIONS
200.80(b)(4), 200.83 and 230.406

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION

THE OMMITTED MATERIAL HAS
BEEN FILED SEPARATELY WITH
THE COMMISSION


                             PELLET SUPPLY AGREEMENT

                                 BY AND BETWEEN

                         UNITED STATES STEEL CORPORATION

                                       AND

                       REPUBLIC ENGINEERED PRODUCTS, INC.

                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS.......................................................................................    1
ARTICLE II - PELLET SALES.....................................................................................    3
         2.1      Quantities..................................................................................    3
         2.2      Schedules...................................................................................    3
         2.3      Prices......................................................................................    3
         2.4      Invoices and Payment........................................................................    4
         2.5      Delivery, Title and Risk of Loss............................................................    5
         2.6      Terms and Conditions of Sale................................................................    6
         2.7      Warranty....................................................................................    6
         2.8      Cross-Default; Setoff; Right to Substitute New Terms........................................    6

ARTICLE III - TERM AND TERMINATION............................................................................    7
         3.1      Term........................................................................................    7
         3.2      Termination.................................................................................    8

ARTICLE IV - MISCELLANEOUS....................................................................................    8
         4.1      Payment Errors..............................................................................    8
         4.2      Dispute Resolution..........................................................................    9
         4.3      Records.....................................................................................    9
         4.4      Confidentiality.............................................................................   10
         4.5      Severability................................................................................   11
         4.6      Rights and Remedies; No Consequential Damages...............................................   11
         4.7      Costs and Expenses..........................................................................   11
         4.8      Notices.....................................................................................   11
         4.9      Assignment..................................................................................   12
         4.10     Counterparts................................................................................   13
         4.11     Headings....................................................................................   13
         4.12     Governing Law...............................................................................   13
         4.13     No Third Party Rights.......................................................................   13
         4.14     Waiver and Amendments.......................................................................   13
         4.15     Force Majeure...............................................................................   13
         4.16     Release.....................................................................................   14
         4.17     Entire Agreement............................................................................   14

SCHEDULE A:       2005 Quality Specification for Minntac Acid Pellets
SCHEDULE B:       2005 Quality Specification for Minntac USS Fluxtac Pellets
SCHEDULE C:       2005 Quality Specification for Keetac Acid Pellets

                                      (i)

                             PELLET SUPPLY AGREEMENT

      THIS PELLET SUPPLY AGREEMENT, made and entered into this __ day of September, 2004 (the "Effective Date"), by and between REPUBLIC ENGINEERED PRODUCTS, INC., a Delaware corporation ("Buyer" or "Republic") and UNITED STATES STEEL CORPORATION, a Delaware corporation ("Seller" or "USS").

                              W I T N E S S E T H:

      WHEREAS, Buyer desires to purchase Pellets (as defined herein) for use during the first half of 2005 at its Lorain Works steelmaking facility located near Lorain, Ohio; and

      WHEREAS, Seller desires to supply Pellets to Buyer; and

      WHEREAS, Buyer and Seller wish to enter into this Pellet Supply Agreement (this "Agreement") setting forth, inter alia, the terms and conditions relating to Seller's agreement to sell to Buyer, and Buyer's agreement to purchase from Seller, Pellets, all upon and subject to the terms and conditions herein provided.

      NOW, THEREFORE, Buyer and Seller hereby agree as follows:

                            ARTICLE I - DEFINITIONS

      As used herein, the following terms shall have the meanings set forth below:

      "Acid Pellets" means taconite pellets produced at Seller's Minntac facility or Seller's Keetac Facility meeting the Specifications set forth in Schedule A and Schedule C, as amended from time to time by Seller, subject to the consent of Buyer, which consent shall not be unreasonably withheld.

      "Agreement" shall have the meaning assigned in the Recitals hereto.

      "Buyer" shall have the meaning assigned in the preamble hereto.

      "Coke" shall have the meaning set forth in the Coke Supply Agreement.

      "Coke Supply Agreement" means the Coke Supply Agreement of even date herewith by and between Buyer and Seller.

      "Default" shall have the meaning assigned in Article 3.1.

      "Effective Date" shall have the meaning assigned in the preamble hereto.

      "Fluxed Pellets" means taconite pellets produced at Seller's Minntac facility meeting the Specifications set forth in Schedule B, as amended from time to time by Seller, subject to the consent of Buyer, which consent shall not be unreasonably withheld.

      "Force Majeure" shall have the meaning assigned in Article 4.16.

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION


      "Keetac" means Seller's acid taconite ore pellet producing facility in Keewatin, Minnesota.

      "Lorain Pipe Mills" or "LPM" means USS' pipe/tubemaking facility in Lorain, Ohio..

      "Lorain Works" means Buyer's steelmaking facility in Lorain, Ohio.

      "Late Payment Rate" means [****]

      "Material Adverse Change" shall have the meaning assigned in Article
2.5(g).

      "Minntac" means Seller's acid and fluxed taconite ore pellet producing facility in Mt. Iron, Minnesota.

      "Navigation Date" means the date of the official seasonal opening of navigating routes required for lake transportation from Upper Lake ports to Lorain Works, which event typically occurs on or about March 25.

      "Navigation Season" means the period commencing in the spring of each year (typically on or about March 25) during which the Great Lakes are open to navigation from Lake Superior ports to Lorain, Ohio.

      "Payment Date" shall have the meaning assigned in Article 2.5(c).

      "Pellets" means Minntac Fluxed Pellets, Minntac Acid Pellets or Keetac Acid Pellets.

      "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other entity or government or political subdivision or any agency, department or instrumentality thereof.

      "Product Price" means the contract prices set forth in Article 2.4(b).

      "Proprietary Information" shall have the meaning assigned in Article
4.5(a).

      "Republic" shall have the meaning assigned in the preamble hereto.

      "Rounds" shall have the meaning assigned in the Rounds Supply Agreement.

      "Rounds Supply Agreement" means the Rounds Supply Agreement of even date herewith by and between Republic and USS.

      "Seller" shall have the meaning assigned in the preamble hereto.

      "Services Agreement" means the Administrative and Utility Services Agreement dated August 16, 2002 by and between Republic and USS.

      "Settlement Date" shall have the meaning assigned in Article 2.5(c).

      "Settlement Period" shall have the meaning assigned in Article 2.5(c).

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION


      "Shipping Season" means: (a) for 2004, that period extending from the Effective Date through the day immediately prior to the 2005 calendar year Navigation Date, and (b) for 2005, that period extending from the 2005 calendar year Navigation Date through June 30, 2005.

      "Specifications" means the qualities, sizes, conditions and other specifications for Minntac Acid Pellets as set forth on Schedule A; for Minntac Fluxed Pellets as set forth on Schedule B; and for Keetac Acid Pellets as set forth on Schedule C, as such Schedules are amended from time to time by Seller, subject to the consent of Buyer, which consent shall not be unreasonably withheld.

      "Ton," "net ton" and "NT" each means 2,000 pounds avoirdupois in weight.

      "USS" shall have the meaning assigned in the preamble hereto.

                           ARTICLE II - PELLET SALES

      2.1      QUANTITIES.

      (a) Subject to the terms hereof, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept delivery of: (i) [****] tons of Pellets for delivery into winter build storage piles (hereinafter "Storage Piles") during the 2004 Navigation Season for consumption during the first quarter of 2005, with [****] tons to be designated for the production of [****] tons of Rounds for USS and to be subject to a deferred payment obligation with [****] of the price due January 17, 2005, [****] of the price due February 15, 2005 and the remaining [****] of the price due March 15, 2005 and with the balance ([****] tons) to be paid for at the time of delivery, and (ii) [****] tons for delivery during the second quarter of 2005, with [****] tons designated for production of [****] tons of Rounds for USS and with the entire [****] tons to be paid for at the time of delivery. Buyer may not resell or trade Pellets, except fines and/or screenings, unless prior written consent is obtained from Seller.

      2.2 SCHEDULES.

      Buyer agrees to use reasonable efforts to schedule Pellets for delivery at as uniform a rate as practicable from month to month; provided, however, that in no event will Buyer be obligated to disrupt its normal course of business or incur any additional expense in exerting such efforts.

      2.3 PRICES.

      (a) The delivered prices for Pellets used to produce rounds for USS shall be $[****] for Fluxed Pellets and $[****] for Acid Pellets.

      (b) The delivered prices for Pellets delivered to REP hereunder that are not used to produce Rounds for USS (approximately [****] tons) shall be $[****]/ton for Fluxed Pellets and $[****]/ton for Acid Pellets.

      (c) USS shall deliver approximately [****]% Fluxed Pellets and [****]% Acid Pellets under this Agreement.

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION


      (d) To the extent legally permissible, all present and future taxes imposed by any federal, state, local or foreign authority which [****] may be required to pay or collect, upon or with reference to the sale, purchase, delivery, storage, use or consumption of Pellets, including taxes upon or measured by the receipts therefrom (except net income and equity franchise taxes), shall be for the account of [****].

      (e) The weights used for purposes of the bill of lading by the lake carrier transporting Pellets to Lorain Works shall be the basis for determining the amount of Pellets actually sold hereunder, and such weights shall be conclusive as to the quantities of Pellets sold hereunder; provided, however, that if Buyer should encounter material discrepancies in weights measured by the lake carrier and weights measured by Buyer, Buyer and Seller shall meet to discuss reasons for such discrepancies and whether remedial action is necessary.

      2.4 INVOICES AND PAYMENT.

      (a) With respect to the [****] tons of Pellets for delivery into winter build storage piles (hereinafter "Storage Piles") during the 2004 Navigation Season for consumption during the first quarter of 2005, [****] tons shall be designated for the production of [****] tons of Rounds for USS and shall be subject to a deferred payment obligation with [****] of the price due January 17, 2005, [****] of the price due February 15, 2005 and the remaining [****] of the price due March 15, 2005. The balance of said [****] tons ([****] tons) shall be billed at the time of delivery with payment due on the next Settlement Date.

      (b) With respect to the [****] tons of Pellets for delivery during the second quarter of 2005, [****] tons shall be designated for the production of [****] tons of Rounds for USS, and the entire [****] tons shall be billed at the time of delivery with payment due on the next Settlement Date.

      (c) Subject to Article 2.11 below, payment shall be made for Pellets invoiced during each Settlement Period (as hereinafter defined) on the Payment Date (as hereinafter defined). A "Settlement Period" shall be the period falling from Tuesday to and including Thursday (the "First Settlement Period") and the period from Friday to and including Monday (the "Second Settlement Period"). On the day following each Settlement Period (i.e., Tuesday and Friday) (the "Settlement Date"), Seller shall provide to Buyer a summary of all payments to be made on the Payment Date consistent with the invoices issued in accordance with the applicable provisions of Articles 2.5(a) and 2.5(b). The Payment Date for the First Settlement Period shall be on the immediately succeeding Monday and the Payment date for the Second Settlement Period shall be on the immediately succeeding Wednesday. In the event a Payment Date falls on a holiday, the Payment Date shall be the day immediately following. Any deliveries of Pellets for which an invoice is not available prior to the otherwise applicable Settlement Date (e.g., due to delays in the normal invoice cycle) will be settled on the next Settlement Date.

      (d) On or before April 10, 2005 and July 10, 2005, USS shall determine the amount of Rounds produced by Republic and delivered to USS during the prior calendar year quarter and shall reconcile billings under this Agreement to ensure that the correct number of tons is billed hereunder at the lower price accorded to tons utilized for production of Rounds for USS. Such reconciliation shall use the following formula: [****]. A reconciled invoice shall be provided to Republic referencing the credit or debit arising out of the tonnage reconciliation. Any payment owed by either party after expiration of the Term shall be paid on the next Settlement Date after issuance of the reconciled invoice.

      (e) Each partial delivery or installment of Pellets shall be deemed to be sold under a separate agreement, and no Default by Seller of or with respect to any partial delivery or installment shall entitle Buyer to treat this Agreement as breached or repudiated in regard to any balance or installment with respect to which there is no Default or breach.

      (f) Buyer shall make payment in full of the amount due under each invoice in strict compliance with the payment terms as set forth in this Agreement without any deduction for any discount or credits, contra or setoffs of any kind or amount whatsoever unless expressly authorized in writing by Seller prior to the Settlement Date relating to such invoice(s). Any delinquent invoice(s) not paid when due shall bear interest on the unpaid amount at the Late Payment Rate specified in this Agreement.

      (f) Buyer agrees to furnish Seller's Treasury Department on an ongoing basis (1) unaudited quarterly financial statements of its operations, including income statements, balance sheets, cash flow statements and borrowing bases, all in substantially the form presented in its Business Plan, (2) audited year-end financial statements and (3) such other financial data or information as may be required to reasonably assure Seller of Buyer's continuing ability to perform this Agreement and comply fully with its payment obligations at all times as to both existing and future product shipments hereunder. For purposes of this subsection (f), Seller confirms its obligations under that certain Confidentiality Agreement dated as of August 16, 2002 by and between Seller and Buyer. Any failure of Buyer to timely provide any of the documents or information required by this paragraph shall be deemed a material breach of this Agreement that entitles Seller to invoke any of the remedies available to Seller under this Agreement and/or at law or in equity. The parties agree that this
Article 2.5(f), or any dispute arising hereunder, shall be excluded from Article
4.3 hereof.

      (g) In the event, in Seller's sole judgment, of any material adverse change in the financial condition of Buyer, or deterioration in its liquidity and/or then current ability to discharge its existing or future payment obligations hereunder (a "Material Adverse Change"), Seller shall have the right to require Buyer to provide additional security for its obligations hereunder. The form, nature and sufficiency of such additional security shall be in Seller's sole and absolute discretion. If Buyer does not provide such additional security within 10 days of written notice from Seller that a Material Adverse Change has occurred and that additional security is required, Seller may (i) suspend further shipments of Pellets until such additional security is provided,
(ii) require Buyer to pay for future deliveries of Pellets on a cash-on-delivery basis, or (iii) immediately terminate this Agreement. Seller agrees that minor deviations from the Business Plan will not be deemed to be a Material Adverse Change hereunder unless such minor deviations continue for three or more consecutive calendar months.

      2.5 DELIVERY, TITLE AND RISK OF LOSS.

      (a) All Pellets covered hereunder shall be tendered by Seller to Buyer F.O.B. end of boom of self unloading vessel in full vessel quantity at the Lorain Works facility, unless otherwise agreed by the parties prior to the shipment of the Pellets. Buyer shall be responsible for providing a safe berth at Lorain Works for all vessels making deliveries hereunder. Vessels in excess of 767 feet in length shall not be used to make deliveries hereunder, unless agreed to in advance in writing by Buyer. Title and risk of loss and damage to the Pellets shall pass from Seller to Buyer when the Pellets are delivered in accordance with this Article 2.5.

      2.6 TERMS AND CONDITIONS OF SALE.

      (a) In the event of a conflict between the terms and conditions of this Agreement and the terms or conditions contained in any notice, shipment, specifications, purchase order, sales order, acknowledgement or other document which may be used in connection with the transactions contemplated by this Agreement, the terms and conditions of this Agreement shall supersede and govern, unless expressly waived in accordance with Article 4.14.

      2.7 WARRANTY.

      (a) All Pellets sold by Seller hereunder will conform to the Specifications. OTHER THAN AS AFORESAID, SELLER MAKES NO WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE ARE HEREBY EXPRESSLY DISCLAIMED BY SELLER AND EXCLUDED HEREUNDER. Seller shall not be liable for any incidental or consequential damages, losses or expenses based upon, resulting from, or arising out of any use of, or the inability to use, the Pellets for any purpose whatsoever.

      (b) Without limiting the generality of Article 2.7(a), Seller makes no warranty with respect to and shall have no liability to Buyer in any case where Pellets satisfy the Specifications. If Pellets do not satisfy the Specifications but reasonably can be used by Buyer, then Seller shall advise Buyer at time of shipment and the parties shall meet and use all reasonable efforts to agree upon a reasonable price adjustment and such price adjustments shall be the only remedy for such variations available to Buyer or Seller. Notwithstanding the foregoing, Pellets that do not meet the Specifications and which may not reasonably be used by Buyer, may be rejected by Buyer at Seller's expense.

      2.8 CROSS-DEFAULT; SETOFF; RIGHT TO SUBSTITUTE NEW TERMS

      (a) Any Default by Republic under the Coke Supply Agreement, the Rounds Supply Agreement or the Services Agreement shall be deemed a Default of Republic under this Agreement.

      (b) Only in the event of a payment Default, which is deemed as any failure by Republic at any time to make a payment in full when due under the Pellet Supply Agreement, under the Coke Supply Agreement and/or under Article 3.2 of the Services Agreement (for any reason other than exercising its rights upon a payment Default by USS), USS may (i) defer payment of any amounts due Republic under the Rounds Supply Agreement and/or the Services Agreement until such time as any and all delinquent amounts due and owing USS under this Agreement, the Coke Supply Agreement and/or the Services Agreement (the "Delinquent Amount") are paid, and/or (ii) deliver to Republic a `Notice of Intent to Effect Set-off.' Provided that Republic has not remitted to USS the Delinquent Amount within 5 days of Republic's receipt of the Notice of Intent to Effect Set-off, USS may, on the 5th day following the delivery of such Notice of Intent to Effect Set-off, set-off the Delinquent Amount against the amounts owed by USS to Republic under the Rounds Supply Agreements and/or the Services Agreement

**** INDICATES OMITTED MATERIAL THAT
IS THE SUBJECT OF A CONFIDENTIAL
TREATMENT REQUEST FILED
SEPARATELY WITH THE COMMISSION



as of the date of such Notice. If any Delinquent Amount (remaining due after USS's application of set-off hereunder) is not paid in full within [****] days following the delivery of such Notice of Intent to Effect Set-off, USS shall have the right to suspend further shipments of Pellets to Buyer until the Delinquent Amount (including any other delinquent amounts owed to USS under this Agreement, the Coke Supply Agreement and/or the Services Agreement that accrue after issuance of the Notice) are paid in full. Interest on the Delinquent Amount shall accrue at the Late Payment Rate specified in this Agreement.

      (c) In the event that the aggregate amounts due USS in connection with Republic's purchases of Pellets hereunder and Republic's purchases of coke (including without limitation Coke) under the Coke Supply Agreement at any time exceed by $[****] or more the amount due Republic in connection with USS's purchases of Rounds under the Rounds Supply Agreement (the "Excess"), Republic shall remit to USS an amount equal to the Excess within three days of the Settlement Date immediately succeeding the date that such Excess occurs. If the Excess is not paid in full by such date, USS shall have the right to withhold and/or setoff against the Excess any amounts due from USS to Republic under the Services Agreement. If the Excess is not paid in full within [****] days of such Settlement Date, USS shall have the right to suspend further shipments of Pellets to Buyer until the Excess is paid in full; provided, that Seller agrees not to suspend such shipments during such time so long as payment on deliveries of Pellets is made by Buyer on a cash-on-delivery basis. Interest on the Excess shall accrue at the Late Payment Rate specified in this Agreement.

      (d) Notwithstanding any provision herein to the contrary (including without limitation the provisions of Article 2.4 hereof), in the event that (i) USS ceases operations at the Pipemill either on a temporary or permanent basis,
(ii) USS sells or otherwise transfers (or enters into an agreement to sell or transfer) ownership of the Pipemill assets or operations to a third party, or
(iii) USS's purchases of Rounds under the Rounds Supply Agreement and/or utilities under the Services Agreement are reduced for any reason such that the Excess exceeds $[****] in [****] consecutive Settlement Periods, then USS shall have the right to substitute new or revised payment terms and conditions for the payment terms which are then in effect hereunder such that payments due by Buyer to USS hereunder remain secured at all times.

      (e) Republic hereby agrees to continue to perform fully its obligations hereunder and under the Rounds Supply Agreement, under the Coke Supply Agreement and under the Services Agreement notwithstanding the exercise by USS of any of its rights hereunder or under Article 2.4.

                       ARTICLE III - TERM AND TERMINATION

      3.1 TERM.

      This Agreement shall be effective as of the date set forth in the preamble hereto and shall remain in full force and effect through June 30, 2005:

            (i)   By written mutual consent of the parties at any time;

            (ii) By either party if the other party is in Default under any of the provisions of this Agreement (except as otherwise expressly provided in items (iv),

                  (v) and (vi) below) and fails to correct such Default within thirty (30) days of written notice of such Default;

            (iii) By USS pursuant to Article 2.4(g) hereof in the case of a
                  Material Adverse Change;

            (iv) By USS if Republic, at any time, fails (A) to make any payment when due under this Agreement, (B) to comply with the applicable credit and/or payment terms (as established or adjusted hereunder) or (C) to provide the financial statements and information pursuant to Article 2.5(g) hereof; or

            (v) By Republic, upon 90 days' prior written notice, if USS terminates the Rounds Supply Agreement for any reason other than default by Republic thereunder.

In addition to the rights of USS to terminate this Agreement pursuant to subsection 3.1(iv) above, Seller shall have the right, upon the occurrence of any of the events set forth therein, (X) to suspend production and/or refuse to make further shipments or deliveries of Pellets or otherwise suspend its further performance under this Agreement or (Y) to declare immediately due and payable all then outstanding and unpaid invoices covering Pellets previously delivered hereunder.

As used herein, "Default" means failure of either party to perform, keep or observe any material obligation, provision, warranty or condition contained herein, unless such performance is otherwise excused by the terms of this Agreement.

      3.2 TERMINATION.

      Seller and Buyer agree that upon and after termination of this Agreement:

      (i) Buyer shall remain obligated to make any payment that became due to Seller hereunder prior to termination.

      (ii) Liabilities of any party arising from any act, Default or occurrence prior to termination shall remain with such party.

      (iii) The parties' rights and obligations under Articles 2.4, 2.7, 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.12, 4.15, 4.16 and this Article III shall survive the termination of this Agreement.

                           ARTICLE IV - MISCELLANEOUS

      4.1 PAYMENT ERRORS.

      (a) If either Buyer or Seller believes that there has been an error in an amount paid or the timing of any payment hereunder, then such party shall notify the other party of such alleged error and shall provide such written evidence of the error as is available at the time of such notice. Each party shall provide the other with sufficient records relating to the matter so as to permit the parties to attempt to resolve the inconsistency.

      (b) Following the determination of whether an error occurred, any overpayment or underpayment found shall be remedied by the party that benefited from such error.

      (c) Notwithstanding the foregoing, neither party may question the accuracy, correctness, timing or amount of any payment under this Agreement unless it notifies the other party of its disagreement within the 12 months immediately following the date such payment was due.

      4.2 DISPUTE RESOLUTION.

      At any time and from time to time, if the parties are unable to resolve a dispute concerning Buyer's or Seller's performance or nonperformance of their obligations under this Agreement (excepting any disputes excluded herefrom), Buyer or Seller, as the case may be, shall provide written notice to the other of such dispute as provided in Article 4.8 hereof. It is mutually agreed that any Default by Buyer in its payment obligations hereunder (or any dispute relating thereto), and/or any dispute relating to USS's exercise of its rights under Article 2.8 hereof shall not be subject to (and are excluded from) the provisions of this Article 4.2; it being agreed that any such excluded disputes (as aforesaid) shall be pursued and adjudicated by the parties in a court of competent jurisdiction. Any dispute covered by this Article 4.2 shall be resolved by using the procedures for Mediation and Arbitration set forth below:

      (a) Mediation. At any time after a party has provided a written notice of dispute to the other party, but prior to the time that either party commences arbitration pursuant to Article 4.2(b) herein, the parties may agree to submit the dispute to non-binding mediation under terms and conditions satisfactory to both parties.

      (b) Arbitration. At any time after a party has provided a written notice of dispute to the other party, including at any time during any non-binding mediation agreed to by the parties, either party may submit the matter in dispute to a pre-designated arbitrator or, in the event such arbitrator has not been selected or is unavailable, to a three member arbitral panel to which each Party shall appoint one member and those two members shall appoint a third member. Such arbitration shall be governed by the CPR Rules for Non-Administered Arbitration of Business Disputes. Pending the issuance of an arbitral decision, the Parties shall continue their full and normal operations and obligations in accordance with this Agreement. All arbitral awards for the payment of money and/or for any retroactive adjustment of any interim prices paid hereunder shall accrue interest at the Late Payment Rate starting from the date on which any amount is due or the date on which the interim payment was due.

      (c) Consent to Enforceability. Each of the parties consents and agrees that any arbitral award rendered pursuant to Subsection 4.2(b) shall be final, non-appealable and binding against the parties and their respective assets, and may be enforced by any court of competent jurisdiction.

      4.3 RECORDS.

      Seller shall maintain such detailed and accurate records relating to the sales of Pellets hereunder as shall be necessary for the calculation of amounts payable under Articles 2.5. At all times on or before the date that is 12 months after the date of termination of this Agreement, representatives of Buyer and its auditors shall be entitled, at Buyer's expense, to inspect and audit such records and accounts and to consult with Seller's personnel in a reasonable, non-intrusive manner upon reasonable notice and during business hours. Seller shall have the right to require that any audit be conducted by a mutually agreeable independent auditor and that the details of the information examined in such audit be kept confidential from Buyer, except to the extent necessary to resolve any controversy that is pursued in good faith. Such audit expense shall be borne by Buyer.

      4.4 CONFIDENTIALITY.

      (a) Buyer and Seller acknowledge that all information about the businesses, properties, finances, prospects, marketing, processes, products, methods, computer programs, procedures, machinery, apparatus or trade secrets owned, or held or used (including under license from or agreement with third parties) by the other that is disclosed to Buyer or Seller, as the case may be, during the course of performing its obligations under this Agreement is the property of, and is proprietary and confidential to the disclosing party (the "Proprietary Information").

      (b) Buyer and Seller agree that they shall use reasonable efforts not to make any disclosure of the other's Proprietary Information (including methods or concepts utilized therein other than those commonly known to professionals in the field) to any person other than officers, employees and agents of and consultants to Buyer or Seller to whom such disclosure is necessary or convenient for performance of its obligations hereunder and except as may be required by applicable legal requirements or by a court of competent jurisdiction. Buyer and Seller shall appropriately notify each officer, employee, agent and consultant to whom any such disclosure of the other's Proprietary Information is made that such disclosure is made in confidence and shall be kept in confidence by such Person.

      (c) Each of Buyer and Seller agrees to use diligent efforts in accordance with customary and reasonable commercial practice and at least with the same degree of skill and care that it would manifest in protection of its own proprietary and confidential property to protect the other's Proprietary Information.

      (d) Each of Buyer and Seller agrees to notify the other immediately in the event that it becomes aware of the unauthorized possession or use of the other's Proprietary Information (or any part thereof) by any third Person, including any of its officers, employees, agents or consultants. Each of Buyer and Seller further agrees to cooperate with the other in connection with its efforts to terminate or prevent such unauthorized possession or use of such Proprietary Information. Seller or Buyer, as the case may be, shall pay the nonproprietary party's reasonable out-of-pocket expenses in so cooperating, unless the unauthorized possession or use of the Proprietary Information resulted from the fault or negligence of such nonproprietary party.

      (e) Notwithstanding any other provision of this Agreement, the obligation of Buyer and Seller to maintain the confidentiality of the other's Proprietary Information shall not apply to any portion of such Proprietary Information that:

            (i) was in the public domain at the time of Buyer's or Seller's disclosure to the other;

            (ii) enters the public domain through no fault of the nonproprietary party;

            (iii) was communicated to the nonproprietary party by a third party free of any obligation of confidence known to the nonproprietary party; or

            (iv) was developed by officers, employees or agents of or consultants to the nonproprietary party independently of and without reference to the Proprietary Information;

provided, however, that Proprietary Information which is specific shall not be considered to be within the exception provided by this Article 4.4(e) merely because it is embraced by general information in the public domain; provided further, that any combination of features within the Proprietary Information shall not be deemed within such exception merely because individual features are within the public domain, but only if the combination itself is within the public domain.

      4.5 SEVERABILITY.

      In case anyone or more of the provisions contained in this Agreement is adjudged to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except to the extent necessary to avoid an unjust or inequitable result.

      4.6 RIGHTS AND REMEDIES; NO CONSEQUENTIAL DAMAGES.

      The rights and remedies granted under this Agreement shall not be exclusive but shall be in addition to all other rights and remedies available at law or in equity, including, but not limited to, claims for breach of contract, except that Buyer and Seller agree that in no event shall either party be liable to the other for any indirect, special or consequential damages or lost profits as a result of a breach of any provision of this Agreement.

      4.7 COSTS AND EXPENSES.

      Each of Buyer and Seller shall bear its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

      4.8 NOTICES.

      All notices or other communications pertaining to this Agreement shall be deemed sufficient if made in writing and delivered (i) in person to an office of the intended recipient, or (ii) by registered or certified mail, return receipt requested; or (iii) by overnight delivery service which provides proof of delivery; or (iv) by telecopy, with a duplicate copy sent via first class mail, postage prepaid, addressed as follows or to such other address as either party shall designate in writing:

                  If to Seller:

                           UNITED STATES STEEL CORPORATION
                           600 Grant Street - Room 411
                           Pittsburgh, Pennsylvania 15219-2800
                           Attn: General Manger - Raw Materials
                           Tel: (412) 433-6441
                           Fax: (412) 433-3624

                  If to Buyer:

                           REPUBLIC ENGINEERED PRODUCTS, INC.
                           3770 Embassy Parkway
                           Akron, Ohio 44333-8367
                           Attn: Vice President of Purchasing
                           Tel: (330) 670-3172
                           Fax: (330-670-7006)

      4.9 ASSIGNMENT.

      (a) Except as provided in Article 4.9(c), neither party can without the prior written consent of the other assign any of its rights or benefits or delegate any of its duties or obligations under this Agreement, and any attempted assignment or delegation which is not permitted under Article 4.9(c) shall be null, void and without effect; provided however, Buyer may grant a security interest in the rights, benefits, duties and obligations under this Agreement, without the consent of Seller. Buyer shall provide Seller written notice of the granting or revision of any such security interests.

      (b) The rights, benefits, duties and obligations of each party hereto shall inure to the benefit of, and be binding upon, any successors, assigns or delegates permitted under Article 4.9(c).

      (c) Either party hereto may delegate any of its duties or obligations under this Agreement to any person, but except as otherwise provided in this Agreement such party shall remain liable for the full performance of such duties and obligations. Either party hereto may assign or delegate any of its rights, benefits, duties or obligations hereunder (i) to any person if it has received the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, (ii) to its legal successor if it merges (whether or not it is the surviving corporation) or consolidates with one or more other corporations or (iii) to any person to whom either party has made any sale, lease, transfer or other disposition of all or substantially all of its assets; provided, however, that neither party may make an assignment or delegation described in clauses (ii) and (iii) above unless there are delivered to the other party such written assumptions, affirmations and/or legal opinions as such other party may reasonably request to preserve its rights and remedies under this Agreement.

      4.10 COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

      4.11 HEADINGS.

      The headings contained in this Agreement are for convenience of reference only and do not modify or affect in any way the meaning or interpretation of this Agreement.

      4.12 GOVERNING LAW.

      This Agreement shall be construed and enforced in accordance with, and governed by, the internal laws of the State of Ohio, excluding its conflict of laws provisions.

      4.13 NO THIRD PARTY RIGHTS.

      This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties hereto, except as expressly provided to the contrary elsewhere in this Agreement.

      4.14 WAIVER AND AMENDMENTS.

      No waiver shall be deemed to have been made by either party of any of its rights under this Agreement unless the same shall be in a writing that expressly refers to this Article 4.15 and is signed on its behalf by its authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. This Agreement shall not be amended or modified except by an instrument in writing signed by the party against whom enforcement is sought.

      4.15 FORCE MAJEURE.

      (a) Except for obligations to make payments hereunder, neither party hereto shall be liable for any failure to perform the terms of the Agreement when such failure is due to Force Majeure. "Force Majeure" means acts of God, strikes, lockouts, or other labor disputes or disturbances, civil disturbances, arrests and restraint from rulers or people, interruptions or terminations by or as a result of government or court action or orders, or present and future valid orders of any regulatory body having jurisdiction, acts of the public enemy, wars, riots, blockades, insurrections, inability to secure or delay in securing labor or materials by reason of allocations promulgated by authorized governmental agencies, epidemics, landslides, lightning, earthquakes, fire, storm, floods, washouts, explosions, breakdowns or accidents, inability to obtain transportation services, or any other cause, whether of the kind enumerated or otherwise, not reasonably within the control of the party claiming Force Majeure. The Force Majeure shall, so far as possible, be remedied with all reasonable dispatch. The settlement of strikes or lockouts or other labor disputes or disturbances shall be entirely within the discretion of the party having the difficulty, and the above requirement that any Force Majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or labor disputes or disturbances by acceding to the demands of any opposing party therein when such course is inadvisable in the discretion of the party having the difficulty.

      (b) The party whose performance is affected or who has reason to believe such performance may be affected by reason of Force Majeure shall as promptly as possible give notice thereof to the other party and shall confirm such notice in writing if requested, giving the particulars of the event, including supporting documentation if available. The party so affected shall also take reasonable steps to resume performance hereunder with the least possible delay.

      4.16 RELEASE.

      (a) As part of the consideration forming the basis for the parties entering into this Agreement and the related Coke Supply Agreement and Rounds Supply Agreement, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, USS and REP do hereby unconditionally remise, release and forever discharge each other of and from any and all open and pending claims and disputes arising out of or related to the 2002 Pellet Supply Agreement that were in existence as of the Effective Date of this Agreement, including, but not limited to, any claim by REP that USS was required to provide Pellets during 2004 as winter build for use during 2005; provided however that the foregoing release shall not be deemed to release any routine payment, weight adjustment and/or quality claims arising in the ordinary course of business under the 2002 Pellet Supply Agreement, or any claims constituting a material breach or default by either party thereunder that arise or occur after the date on which this Agreement is executed by all parties, but prior to the expiration of the 2002 Pellet Supply Agreement.

      (b) Nothing contained in Article 4.16 (a) above; or elsewhere in this Agreement shall alter or affect REP's or USS's respective rights, or release either party of their respective obligations under the 2002 Pellet Supply Agreement except as otherwise expressly modified or provided to the contrary herein.

      4.17 ENTIRE AGREEMENT.

      This Agreement (including the Schedules hereto) sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered to be effective on the date first above written.

UNITED STATES STEEL CORPORATION            REPUBLIC ENGINEERED PRODUCTS, INC.

By: /s/ Karl F. Csensich                   By: /s/ John B. George
    --------------------------------           --------------------------------
Name: Karl F. Csensich                     Name: John B. George
Title: General Manager - Raw Materials     Title: VP of Purchasing

                                   SCHEDULE A

                                                                  [MINNTAC LOGO]

                        UNITED STATES STEEL CORPORATION
                            MINNESOTA ORE OPERATIONS

                                STANDARD PELLETS
                                 054 GRADE ACID
                              TRAIN SPECIFICATIONS
                                      2005


   Revision: 0                                                   Cp = 1.33
   Effective Date: January 1, 2005                 ISO 9001:2000 Certified
________________________________________________________________________________
                             CHEMISTRY, DRY BASIS %
________________________________________________________________________________

 PARAMETER                     TYPICAL    LOWER       UPPER       TEST METHOD
________________________________________________________________________________
     Fe                        65.50      65.14
     FeO                        1.0
     SiO(2)                     5.40       4.94       5.86
     Al(2)O(3)                  0.18
     CaO                        0.34
     MgO                        0.34
     B/A                        0.1
     CaO/SiO(2)                 0.06
     MgO/SiO(2)                 0.06
     P                          0.010
     Mn                         0.08
     K(2)O                      0.025
     Na(2)O                     0.022
     ZnO                        0.002
     TiO(2)                     0.021
     S                          0.002
     H(2)O                      2.0                                 ASTM C566
________________________________________________________________________________
                                    PHYSICAL
________________________________________________________________________________

               % +1/2"          6.8                  14.9           ASTM E389
  SIZE         % -1/2"+3/8"    81.0
STRUCTURE      % -3/8"+1/4"     9.8
               % -1/4"          2.4                   3.4
________________________________________________________________________________
________________________________________________________________________________

TUMBLE         % +1/4"         97.0       95.8
INDEX          % -28 Mesh       2.2                   3.2           ASTM E279
________________________________________________________________________________
________________________________________________________________________________

               Pounds           500      375
COM-           % <200 #         4.9                   9.3
PRESSION       % <300 #        13.8                  25.7           ASTM E382
________________________________________________________________________________

________________________________________________________________________________
                       PROCESS METALLURICAL PROPERTIES*
________________________________________________________________________________
LTD w/2% H(2)  Static+
               6:30mm          89.0       79.4                       ISO 4696-1
Reduc-
ibility        % minute         0.75       0.51                      ISO 4695

*Based on weekly plant composites



                                                       General Manager, Minntac
                                                             (illegible)
                                                         Raw Materials, USS
                                                             (illegible)


                                   Schedule A

                                   SCHEDULE B

                                                                  [MINNTAC LOGO]

                        United States Steel Corporation
                            Minnesota Ore Operations

                                  Fluxtac(TM)
                            060 Grade Fluxed Pellets
                              Train Specification
                                      2005

Revision: D                                                            Cp = 1.33
Effective Date: January 1, 2005                          ISO 9001:2000 Certified

                             Chemistry, Dry Basis %

     Parameter                     Typical     Lower      Upper      Text Method
     Fe                             63.58      63.02
     FeO                             1.0
     SiO9(2)                         4.25       3.89       4.61
     Al(2)O(3)                       0.21
     CaO                             3.52       3.00       4.04
     MgO                             1.10       0.94       1.26
     B/A                             1.04       0.88       1.20
     CaO/SiO(2)                      0.8
     MgO/SiO(2)                      0.3
     P                               0.010
     Mn                              0.08
     K(2)O                           0.025
     Na(2)O                          0.022
     ZnO                             0.002
     TiO(2)                          0.021
     S                               0.003
     H(2)O                           2.0                             ASTM C566

                                    Physical

             % + 1/2"                7.5                  18.0
  Size       % - 1/2" + 3/8"        80.0
Structure    % - 3/8" + 1/4"         9.5                             ASTM E388
             % - 1/4"                3.0                   4.6

 Tumble      % + 1/4"               96.0       94.4
 Index       % - 28 Mesh             2.6                   4.5       ASTM E279

             Pounds                  445       380
Compression  % < 200 #               4.9                   8.1       ASTM E382
             % < 300 #              16.6                  26.9

                       Process Metallurgical Properties*

LTD w/2% H(2)  Static % + 6.30mm    85.4       75.5                  ISO 4696-1
Reducibility %/minute                1.11       0.92                 ISO 4695

* Based on weekly plan composites


                                                        General Manager, Minntac
                                                                 [ILLEGIBLE SIG]
                                                              Raw Materials, USS


                                   Schedule B

                                   SCHEDULE C

                        DATE EFFECTIVE: JANUARY 1, 2005

   THE PELLETS DELIVERED SHALL CONFORM TO THE FOLLOWING CHEMICAL AND PHYSICAL
              SPECIFICATIONS ON A DRY BASIS AT THE LOADING POINT.

                                 BOAT SHIPMENTS              ALL RAIL SHIPMENTS
ACID PELLET (1% CAO)          TYPICAL        SPEC           TYPICAL        SPEC
% TOTAL IRON                                 65.0% MIN                     65.0% MIN
% SILICA                                     4.82% MAX                     4.82% MAX
% CAO                                        0.50% MIN      0.68%
% MOISTURE                    2.7%                                          2.0% MAX
SIZE RANGE:  %+1/2"                          12.0% MAX                     12.0% MAX
SIZE RANGE:  %+1/4"                          96.5% MIN                     96.5% MIN
%+1/4" AFTER TUMBLE                          95.0% MIN                     95.0% MIN
COMPRESSION AVG (LBS.)                        450# MIN                      450# MIN
% LESS THAN 300# COMPRESSION                   17% MAX                       17% MAX
% Phosphorous                 0.010%                        0.010%
% Al2O3                        0.20%                         0.20%
% K2O                         0.016%                        0.016%
% Na2O                        0.018%                        0.018%
Reducibility (R40)              0.74                          0.74
Swelling                        17.7                          17.7
LTD (%+1/4")                    94.1                          94.1


               BOLD, HIGHLIGHTED ITEMS ARE PELLET SPECIFICATIONS

                 TYPICAL ANALYSIS BASED ON HISTORICAL RESULTS.


                                   Schedule C
                                   Page 1 of 1